Exhibit 10(y)


PATRICK
MEMORANDUM




DATE:         XXXXXX  XX,  XXXX

TO:           Board of Directors

FROM:         Andy L. Nemeth

RE:           ________ Stock Awards



On __________, 20XX the Patrick Industries, Inc. Board of Directors' Stock Option Committee approved the granting of shares as of ________, 20XX to certain non-employee Directors under the Stock Awards section of the amended 1987 Stock Option Plan. The shares issued under the Stock Awards section of the Plan are restricted and are to be held by the Company for one year or until other events remove the restrictions. The certificates will be held by the Secretary-Treasurer until such time as they become unrestricted and contain the following endorsement on the face:

     "The shares of stock represented by this certificate and the transferability thereof are restricted by and subject to a "1987 Restricted Stock Agreement", a copy of which is on file with the Secretary of the Company."

Shares have been granted to the following directors for the _______ year:

              NAME                                          # OF SHARES
              ----                                          -----------








If there are any questions, please feel free to call me.

Sincerely,



Andy L. Nemeth
Vice President - Finance
Secretary-Treasurer

/dlm